Exhibit 31.1

CERTIFICATION PURSUANT TO

RULE 13a-14(a) and 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED

I, Manuel A. Henriquez, Chairman, and President, Chief Executive Officer and Director of the Company, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Hercules Capital, Inc. (the “registrant”) for the year ended December 31, 2016; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2017	By:	/S/ MANUEL A. HENRIQUEZ
Manuel A. Henriquez
Chairman, President, and Chief Executive Officer